Exhibit 15.3

No. 601, Floor 6, Unit 1, Building 2, No. 68, Zhiquan Section, East Street, Jinjiang District, Chengdu City, Sichuan Province

Tel : +86 15882327809

May 10, 2024

To: Antelope Enterprise Holdings Limited

The Empire State Building

350 Fifth Avenue, Suite 7540

New York, NY 10118

Dear Sir/Madam,

We hereby consent to the references to our firm’s name under the headings “Item 3. Key Information—D. Risk Factors—Risk Factors Relating to Our Operations in China”, “Item 4. Information on the Company—B. Business Overview—Governmental Regulations” and “Item 10. Additional Information—E. Taxation—PRC Taxation” in Antelope Enterprise Holdings Limited’s annual report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Sichuan Jindouyun Law Firm
Sichuan Jindouyun Law Firm